Law Offices of Jeffrey Burns

77 German Mills Road

Thornhill, ON L3T 4H8

_______

Phone: 416-391-4884

Fax: 416-391-3747

December 19, 2007

Securities and Exchange Commission

100 F Street N.E.

Washington, D. C. 20549

Re: Lux Residential Warranty Program, Inc.

Gentlemen:

I have acted as counsel for Lux Residential Warranty Program, Inc., a Canadian federal incorporated company (the “Company”), in connection with the preparation of a registration statement on Form SB-2 (the “Registration Statement”) pursuant to the United States Securities Act of 1933, as amended (the “Act”) to be filed with the Securities and Exchange Commission (the “SEC”) in connection with a proposed public offering by certain shareholders of 5,419,0000 common shares, no par value per share, of the Company’s common stock (the “Shares”) at an offering price of $0.50.

You have asked me to render my opinion as to the matters hereinafter set forth herein.

I have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents as I have deemed necessary as a basis for this opinion. In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. I have, when relevant facts material to my opinion were not independently established by me, relied to the extent I deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

Based upon and subject to the foregoing, I am of the opinion that insofar as the laws of Canada are concerned:

1.	The Company is a corporation duly organized and validly existing under the laws of the Dominion of Canada.

Securities and Exchange Commission

December 19, 2007

Page Two

2.	The Shares to be sold as described in the Registration Statement have been duly authorized and legally issued as fully paid and non-assessable shares.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of my firm name wherever appearing in the Registration Statement.

Very truly yours,

Jeffrey Burns, Esq.